As filed with the Securities and Exchange Commission on January 22, 2004.

File No. 811-3170

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

-------------------
FORM N-2

Registration Statement Under the Investment Company Act of 1940
Amendment No. 40

THE MEXICO FUND, INC.
(Exact Name of Registrant as Specified in Charter)

1775 I Street, N.W., Suite 1100
Washington, DC 20006
Registrant's telephone number, including Area Code (202) 261-3300

Sander M. Bieber, Esquire
Dechert LLP
1775 I Street, N.W., Suite 1100
Washington, D.C. 20006
(Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box.___

It is proposed that this filing will become effective (check appropriate box)

___  when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

  x    immediately upon filing pursuant to paragraph (b)

This amendment consists of the following:
(1)	Facing Sheet of the Registration Statement
(2)	Part C of the Registration Statement (including signature page) and
(3)	Exhibits to the Registration Statement

The Prospectus and the Statement of Additional Information are incorporated by reference from Post-Effective Amendment No. 32 to this Registration Statement (File No. 811-3170) filed on October 12, 1995.

The Financial Statements are incorporated by reference from the Fund's Annual Report (File No. 811-03170) filed on December 19, 2003.

This amendment is being filed solely to file Exhibits Nos. (a)(6), (b)(6), (g)(2), and (k)(1) to this Registration Statement relating to the Articles Supplementary, By-Laws, Investment Advisory Agreement and Administrative Services Agreement.

PART C
OTHER INFORMATION

Registrant's (i) Articles Supplementary, dated as of September 17, 2003, (ii) Amended and Restated By-Laws, as adopted December 3, 2003 by Registrant's Board of Directors, (iii) Form of Investment Advisory Agreement effective as of April 28, 2003, and (iv) Form of Administrative Services Agreement, dated as of June 18, 2002, are filed herewith as Exhibits (a)(6), (b)(6), (g)(2), and (k)(1) respectively.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 40 to its Registration Statement under the Investment Company Act of 1940 to be signed on its behalf by the undersigned thereunto, duly authorized, in the District of Columbia, on the 22nd day of January, 2004.

THE MEXICO FUND, INC.

José Luis Gómez Pimienta President*

By: /s/ Sander M. Bieber Sander M. Bieber As Attorney-in-Fact

* Pursuant to Power of Attorney previously filed as Exhibit (n)(3) to Amendment No. 37 of Registrant's Registration Statement under the Investment Company Act of 1940, as filed with the Commission July 11, 2002.

_____________*_____________ José Luis Gómez Pimienta	President, Director and Principal Executive Officer	January 22, 2004
_____________*_____________ Carlos H. Woodworth	Treasurer and Principal Financial and Accounting Officer	January 22, 2004
______________*____________ Juan Gallardo T.	Director	January 22, 2004
______________*____________ Philip Caldwell	Director	January 22, 2004
______________*____________ Claudio X. González	Director	January 22, 2004
______________*____________ Robert L. Knauss	Director	January 22, 2004
______________*____________ Emilio Carrillo Gamboa	Director	January 22, 2004
______________*____________ Jaime Serra Puche	Director	January 22, 2004

EXHIBIT INDEX
Exhibit No.	Description
(a) (6)	Articles Supplementary, dated as of September 17, 2003.
(b) (6)	Amended and Restated By-Laws, as adopted December 3, 2003.
(g) (2)	Form of Investment Advisory Agreement effective as of April 28, 2003.
(k) (1)	Form of Administrative Agreement, dated as of June 18, 2002.